EXHIBIT 16.1

Paula Morelli, CPA P.C.

January 11, 2010

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statement included under Item 4.01 in the Form 8-K dated January 11, 2010 of Adventure Energy, Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal. We have never had and do not currently have any disagreements with the Company.

Sincerely,

Paula Morelli, CPA P.C.